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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 MegaWest Energy Corp.

We consent to the inclusion of our report dated July 25, 2007 with respect to the consolidated balance sheet of MegaWest Energy Corp. as of April 30, 2007 and the consolidated statements of operations and deficit, shareholders' equity and cash flows for the year ended April 30, 2007, our comments on Canada-United States of America reporting differences dated July 25, 2007, and to the reference to our firm under the heading "Statement by Experts" in this registration statement on Form F-1 of MegaWest Energy Corp. dated September 4, 2007.

Signed "KPMG LLP"

Chartered Accountants

Calgary, Canada
September 4, 2007

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